CATERPILLAR FINANCIAL SERVICES CORPORATION
$2,000,000,000
CAT FINANCIAL POWERINVESTMENTSM
VARIABLE DENOMINATION FLOATING RATE DEMAND NOTES

Registration No. 333-114075
Filed Pursuant to Rule 424 (b) (3)
PRICING SUPPLEMENT NO. 5
(To Prospectus dated October 20, 2005)
The Date of this Pricing Supplement February 27, 2006

The Cat Financial PowerInvestmentSM Variable Denomination Floating Rate Demand Notes (the “Notes”) bear interest at a floating rate per annum determined by the Cat Financial PowerInvestment Committee, or its designee, on a weekly basis to be effective on the following Monday. Currently, the interest rates payable on the Notes vary based on the principal amount of the Notes that an investor owns.

The current Registration Statement for the Notes (No. 333-114075) was declared effective on October 26, 2005. As of February 20, 2006, the interest rates on the Notes were as follows:

Principal Amount of Notes  Interest Rate Per Annum
Owned by an Investor

$0-$4,999.99   4.23% Yield
          4.15% Rate

$5,000-$49,999.99   4.49% Yield
          4.40% Rate

$50,000 and above  4.74%  Yield
              4.65% Rate